EXHIBIT 23.3.3

                        Consent of KPMG Peat Marwick LLP


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The Board of Directors
Federal Agricultural Mortgage Corporation

We consent to the use of our report incorporated herein by reference and to the reference to our firm as experts on page S-3 of the Prospectus Supplement dated September 19, 1997.


                                          /s/ KPMG Peat Marwick

Washington, D.C.
September 19, 1997